EXHIBIT 10.5

                         4 COMMERCIAL STREET
                        SHARON, MASSACHUSETTS

                    LEASE dated December 27, 2000
                         ("Execution Date")

ARTICLE 1

REFERENCE DATA

1.1  Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:                SPHOS, Inc.

MANAGING AGENT:          SPHOS, Inc.

LANDLORD'S ADDRESS:      1111 Summer Street, 5th floor
                         Stamford, CT 06905
LANDLORD'S
REPRESENTATIVE:          Mark Bildner

TENANT:                  Temptronic Corporation
(and address for         4 Commercial Street
notice and billing)      Sharon, MA 02067

BUILDING ADDRESS:        4 Commercial Street
                         Sharon, MA 02067

TERM COMMENCEMENT DATE:  January 1, 2001

GROSS RENTABLE FLOOR
AREA TENANT'S SPACE:     62,389 Square Feet

GROSS RENTABLE FLOOR
AREA OF THE
BUILDING:                62,389 Square Feet

TENANT'S PROPORTIONATE
SHARE:                   100%

EXPIRATION DATE:         February 28, 2011 (As same may be
                         extended by any validly exercised
                         Expansion option contained herein).


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ANNUAL BASE RENT:        As defined in Section 2.4 of this Lease

                         From January 1, 2001 through February
                         28, 2001:
                         $ 58,489.70 per month

                         From March 1,2001 through February 28,
                         2011:
                         $623,890.00 per annum
                         $ 51,990.83 per month

ADDITIONAL RENT:         Any monies (including Landlord's
                         Operating Costs) which Landlord
                         is authorized to collect from Tenant
                         hereunder or which Tenant is otherwise
                         obligated to pay, which is not included
                         in Annual Base Rent.

SECURITY DEPOSIT:        $200,000.00 irrevocable sight draft
                         Letter of Credit, providing that
                         upon submission of a statement from a
                         representative of Landlord stating that
                         the requested sum of money is due under
                         the lease, the sum will be paid under
                         the letter of credit. No other
                         conditions will be attached, unless
                         expressly previously approved in
                         writing by Landlord.  The letter of
                         credit shall be issued by a bank
                         approved in writing by Landlord, shall
                         have a term of not less than one year
                         and shall be renewed for successive
                         terms of not less than one year each,
                         for the entire term of the Lease, at
                         least thirty (30) days prior to each
                         expiration or Landlord may draw down
                         the full amount of the letter of credit
                         and retain such sum as the security
                         deposit. If drawn down, an additional
                         letter of credit on the same terms for
                         the amount drawn down shall be
                         delivered to Landlord within ten
                         (10) days of any draw down.  The
                         original of the letter of credit and
                         each renewal shall be deposited with
                         and held by Landlord or, at Landlord's
                         mortgagee's request, with such
                         mortgagee.

GUARANTOR:               inTEST Corporation (listed on NASDAQ)

PERMITTED USES:          Office, research and development,
                         Light manufacturing and warehousing
                         uses.

PUBLIC LIABILITY
INSURANCE:
BODILY INJURY:           $5,000,000 per occurrence
PROPERTY DAMAGE:         $5,000,000

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1.2   Exhibits  . . . . . . . . . . . . . . . . . . . . . . . 3

      EXHIBIT A - The Premises
      EXHIBIT B - Construction
      EXHIBIT C - Landlord Services
      EXHIBIT D - Rules and Regulations
      EXHIBIT E - Landlord's Initial Repairs
      EXHIBIT F - Parking
      EXHIBIT G - Guaranty
      EXHIBIT H - Expansion Option

   ARTICLE II - Premises, Term, Rent

2.1   The Premises  . . . . . . . . . . . . . . . . . . . . . 6

2.2   Landlord's Reservations . . . . . . . . . . . . . . . . 6

2.3   Commencement of Term  . . . . . . . . . . . . . . . . . 6

2.4   Monthly Fixed Rent Payments . . . . . . . . . . . . . . 6

2.5   Additional Rents  . . . . . . . . . . . . . . . . . . . 7

      ARTICLE III - Alterations and Construction

3.1   Condition of Premises . . . . . . . . . . . . . . . . . 8

3.2   Alterations and Additions by Tenant . . . . . . . . . . 8

3.3   Real Estate and/or Other Taxes
      On Leasehold Improvements . . . . . . . . . . . . . . .10

3.4   Landlord's Right to Make Alterations  . . . . . . . . .10

   ARTICLE IV - Landlord's Covenants; Interruptions and Delays

4.1   Services Furnished by Landlord  . . . . . . . . . . . .11

4.2   Structural Repairs  . . . . . . . . . . . . . . . . . .11

4.3   Utilities . . . . . . . . . . . . . . . . . . . . . . .12

4.4   Tenant's Signage  . . . . . . . . . . . . . . . . . . .12

4.5   Quiet Enjoyment . . . . . . . . . . . . . . . . . . . .12

   ARTICLE V - Tenant's Covenants

5.1   Payments  . . . . . . . . . . . . . . . . . . . . . . .12

5.2   Maintenance, Repair and Yield Up. . . . . . . . . . . .12

5.3   Use . . . . . . . . . . . . . . . . . . . . . . . . . .13

5.4   Safety Appliances . . . . . . . . . . . . . . . . . . .14

5.5   Assignment; Sublease  . . . . . . . . . . . . . . . . .14

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5.6   Indemnity; Insurance. . . . . . . . . . . . . . . . . .15

5.7   Personal Property at Tenant's Risk. . . . . . . . . . .16

5.8   Right of Entry. . . . . . . . . . . . . . . . . . . . .16

5.9   Floor Load; Prevention of Vibration and Noise . . . . .17

5.10  Personal Property Taxes . . . . . . . . . . . . . . . .17

5.11  Payment of Litigation Expense . . . . . . . . . . . . .17

5.12  Compliance with Insurance Regulations . . . . . . . . .17

   ARTICLE VI - Casualty and Taking

6.1   Termination or Restoration; Rent Adjustment . . . . . .18

6.2   Eminent Domain. . . . . . . . . . . . . . . . . . . . .19

6.3   Temporary Taking. . . . . . . . . . . . . . . . . . . .19

6.4   Termination Upon Condemnation . . . . . . . . . . . . .19

   ARTICLE VII - Default

7.1   Events of Default . . . . . . . . . . . . . . . . . . .20

7.2   Damages . . . . . . . . . . . . . . . . . . . . . . . .20

   ARTICLE VIII - Miscellaneous

8.1   Notice of Lease, Consent of Approval;
      Notices; Bind and Inure . . . . . . . . . . . . . . . .22

8.2   Landlord's Failure to Enforce . . . . . . . . . . . . .22

8.3   Acceptance of Partial Payments of Rent;
      Delivery of Keys. . . . . . . . . . . . . . . . . . . .23

8.4   Cumulative Remedies . . . . . . . . . . . . . . . . . .23

8.5   Partial Invalidity. . . . . . . . . . . . . . . . . . .23

8.6   Self-Help . . . . . . . . . . . . . . . . . . . . . . .23

8.7   Tenant's Estoppel Certificate . . . . . . . . . . . . .24

8.8   Waiver of Subrogation . . . . . . . . . . . . . . . . .24

8.9   All Agreements Contained. . . . . . . . . . . . . . . .25

8.10  Brokerage . . . . . . . . . . . . . . . . . . . . . . .25

8.11  Submission Not an Option. . . . . . . . . . . . . . . .25

8.12  Applicable Law. . . . . . . . . . . . . . . . . . . . .25

8.13  Waiver of Jury Trial. . . . . . . . . . . . . . . . . .25

8.14  Holdover. . . . . . . . . . . . . . . . . . . . . . . .26

8.15  Requirements of Law - Fines and Penalties . . . . . . .26

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8.16  Inability to Perform - Exculpatory Clause . . . . . . .26

8.17  Parties Bound - Seisin of Title . . . . . . . . . . . .27

8.18  Security Deposit. . . . . . . . . . . . . . . . . . . .28

   ARTICLE IX - Rights of Parties Holding Prior Interests

9.1   Lease Subordinate . . . . . . . . . . . . . . . . . . .29

9.2   Rights of Holder of Mortgage to Notice of
      Default by Landlords and to Cure Same . . . . . . . . .30

   ARTICLE X - Environmental Compliance

10.1  Environmental Conditions. . . . . . . . . . . . . . . .31

10.2  Tenant's Covenants Regarding Environmental
      Compliance. . . . . . . . . . . . . . . . . . . . . . .31

10.3  Definitions . . . . . . . . . . . . . . . . . . . . . .33

10.4  Landlord's Environmental Indemnity. . . . . . . . . . .34

                          Page 5 of 34


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ARTICLE II

PREMISES, TERM AND RENT

2.1  The Premises

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Lot and the premises, including all of the Building, except as hereafter expressly reserved (collectively, "the Premises") which the parties agree contains 62,389 gross rentable square feet, comprising all of a building numbered 4 Commercial Street, Sharon, Massachusetts 02067, which building contains 62,389 square feet of Gross Rentable Area, substantially as shown on Exhibit A attached hereto. The term "Building" means the building currently erected on the Lot by Landlord, and the term "Lot" means all, and also any part of, the land of approximately 8.310 acres described in Exhibit A in whole or in part and subject to minor adjustments of the lot boundaries.

2.2  Landlord's Reservations

     Landlord retains the right to grant an easement over the existing septic system area and some additional area for parking for an adjoining parcel or parcels of property.

     Such areas are shown on Exhibit A. Tenant shall not have any right to park or otherwise utilize such easement area. Landlord also reserves, for itself and others to whom it may grant rights therein, the exclusive right to use or permit the use of all or any portion of the roof of the Building for any purpose.

2.3  Commencement of Term

     Tenant shall have and hold the Premises for a period commencing as of the date ("January 1, 2001") and Basic Rent shall commence on January 1, 2001.

2.4  Monthly Fixed Rent Payments

     Tenant shall pay, without any offset or demand (except as expressly provided in this Lease), monthly installments of 1/12th of the Annual Base Rent in advance on the first day of each month for each full calendar month of the Term, commencing as of the Term Commencement Date, and the corresponding fraction of said amounts for any fraction of a calendar month at the beginning or end of the Term. Except for Annual Base Rental as otherwise specifically provided herein, all sums, amounts, items or charges payable by Tenant to Landlord under this Lease shall be considered as additional rent.

     All payments of Annual Base Rent and additional rent shall be made to the Managing Agent, or to such other person as Landlord may from time to time designate. Rental and any additional rent due hereunder not paid within five (5) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two (2) percentage points over the so-called prime rate then currently from time to time charged by Chase Manhattan Bank, or at any applicable lesser maximum legally permissible rate for debts of this nature.

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     In addition, should Tenant fail to pay when due rental and any other sums due hereunder, Tenant acknowledges that Landlord will incur additional administrative expenses which are difficult to determine. Therefore, in such event, Landlord may assess against Tenant, from and after the tenth (l0th,) day following the date on which any sum shall be due and payable, a late payment fee equal to five (5%) of the sum due from Tenant to Landlord.

     Landlord and Tenant hereby declare that, except as otherwise expressly provided for herein, they intend that the rent specified in this lease shall be completely net to the Landlord in each year during the term hereof (including any renewals or extensions hereof, if any) and that all costs, expenses, and obligations of every kind relating to the demised premises shall be the obligations of the Tenant.

2.5  Additional Rent.

     Except as otherwise expressly provided herein, throughout the entire term and any extensions or renewals hereof, Tenant shall be responsible for and shall pay, as additional rent, all costs, expenses, and obligations of every kind and nature, foreseen and unforeseen, ordinary and extraordinary, relating to the Premises (but excluding payments of any principal or interest on any mortgage indebtedness obtained by Lessor) including but not limited to all operating costs, expenses, and obligations of every kind relating to or in respect of the operation and maintenance of the Premises, all utilities, building supplies, janitorial services, maintenance, traffic signals, sewer line hook-ups, septic systems, landscaping, paving, repairs and replacements, capital and otherwise (but Landlord, shall be responsible, at its sole cost and expense, for making repairs and replacements to the structural portions of the Building only, unless, subject to Section 8.8 hereof, such repairs and replacements shall be necessitated by any acts or omissions of Tenant, its agents, employees, invitees, contractors or visitors, in which event such repairs and replacements shall be at the sole cost and expense of Tenant), fire, hazard, liability and other insurance(s), all of which except for this lease would have been chargeable against the Premises with respect to the term hereof and payable by the Landlord, real estate and personal property taxes, general and special assessments, water, water meter, sewer rents, rates and charges and all costs and charges for installing, repairing or replacing water meters, and other governmental levies, fees, rents and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever (all of which taxes, assessments, water charges, and other governmental levies and charges are hereinafter sometimes referred to as an "Imposition" or collectively "Impositions"), which are assessed, levied, confirmed, imposed or become a lien upon the Premises or any parts thereof, or the personal property thereat of the Tenant or become payable with respect thereto. It is the intention of the parties hereto that, except as expressly provided herein to the contrary, the rents reserved herein shall be received and enjoyed by Landlord as a completely net sum. Tenant shall promptly provide to Landlord, upon request, copies of receipted tax bills, canceled checks or other evidence satisfactory to Landlord evidencing that such Impositions, water and sewer rents, other governmental charges and all other items for which

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Tenant is responsible have been timely paid. If Impositions or other items are ever required by Landlord's mortgagee to be escrowed in advance with said mortgagee, payments for said Impositions shall be made to the Landlord in the manner provided for the payment of rental, otherwise Tenant shall pay said Impositions as set forth above. The Landlord shall notify the Tenant as soon as possible as to the nature and extent of such Impositions. After such notice, the Tenant shall pay any and all such Impositions within the period of time provided for in any mortgage(s) covering any portion of the Premises in order that such mortgage(s) shall not be in default. The Tenant or Landlord, may at its sole election contest any assessment or tax
on the Premises.    However, notwithstanding the foregoing,
Tenant shall have the right to contest, at its own expense, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of such Impositions water and sewer rents, or other governmental charges, provided that:
(a) Tenant has deposited cash with Landlord, as a reserve for the payment thereof in such amount as Tenant may require; or, if required by law, such Impositions shall have been paid, and (b) such contest operates to prevent collection, stay any proceedings which may be instituted to enforce payment of such item, and prevent a sale of the Premises to pay such item. If, by reason of any change in the method of taxation or in the applicable government entity, a new or additional real estate tax or other tax or governmental imposition, however designated, is levied against Landlord, or the Premises, in substitution in whole or in part for any item previously included in Impositions, or in addition to any of the items then comprising Impositions, every such new, additional, or redesignated item shall be included in Imposition. Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns, unless such taxes may be levied upon the rent herein reserved in place of or in addition to taxes upon the property herein demised.

ARTICLE III

TENANT ALTERATIONS AND CONSTRUCTION

3.1  Condition of Premises

     Except as set forth on Exhibit - E attached hereto, and as provided in the next sentence, Landlord shall deliver the Premises in an "as is" condition as it presently exists. Landlord shall have no obligation to demolish or do any construction or other work in or to the Premises or to advance any funds therefore, except that the heating, ventilating and air conditioning system and septic system shall be in operating condition (operational for the normal purposes of such systems) at the date of commencement of Annual Base Rent payments and, upon Tenant completing its alterations and obtaining a certificate of occupancy, Landlord shall pay to Tenant as an improvement allowance the sum of $257,977.

3.2  Alterations and Additions by Tenant

     (a) This Section 3.2 shall apply before and during the Term. Tenant shall not make any alterations or additions which
(a) involve or might affect any structural or exterior element of the Building, or any facility serving any area of the

                          Page 8 of 34


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Building, or (b) will require unusual expense to readapt the
Premises to normal office/light manufacturing use on Lease termination or increase the cost of construction or of insurance or taxes on the Building, except in accordance with plans and specifications and a time schedule therefore first approved by Landlord in writing, which approval shall not be unreasonably withheld provided that all such alterations and additions to the Premises by Tenant are of a quality which equal or exceed the materials and specifications, new, of the existing Building and any structural alterations shall be subject to Landlord's prior written approval which may be granted or withheld by Landlord in its sole discretion. No amendments or additions to Tenant's approved plans shall be made without the prior written consent of Landlord.

     (b) All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. Landlord may elect at the time consent is given thereto (or at the expiration or sooner termination of the Lease if no consent is required) to require Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date.

     (c) All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work which may be performed by Landlord in such manner as to not damage the Premises or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by workmen first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work performed by Tenant or Tenant's contractors. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Tenant, before its work is started, shall: secure all licenses and permits necessary therefore; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor (and subcontractor unless covered by contractor's insurance) to carry Workmen's Compensation Insurance in statutory amounts covering all the contractor's and subcontractor's employees, Automobile Liability Insurance and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than, with respect to public liability insurance, $5,000,000.00 and with respect to property damage insurance, $5,000,000.00 (all insurance to be written by companies approved by Landlord and insuring Tenant and Landlord and Landlord's lenders as additional insureds as well as the contractors), and to deliver to Landlord certificates of all such insurance. No installations or work shall be undertaken or begun by Tenant until Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures, approved by Landlord and Tenant has

                        Page 9 of 34


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procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and Tenant has filed lien bond(s),(in jurisdictions where available) on behalf of such contractors, laborers and suppliers.

     (d) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Premises, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days after receipt of notice thereof, at Tenant's expense, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefore.

     (e) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord, attached hereto as EXHIBIT D; (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors.

3.3 Real Estate and/or Other Taxes on Leasehold Improvements

     If under Massachusetts (and/or local) law or regulations, the tax assessor is required to include leasehold (real property) improvements in determining the assessed value of the Building, or otherwise imposes any taxes thereon or on the value thereof, then to the extent that Tenant makes leasehold improvements (including Tenant's original installation and Tenant's subsequent alterations, additions, substitutions and improvements), whether done prior to or after the commencement of the Term of this Lease, Tenant shall pay the real estate and/or other taxes attributable to the value of such excess leasehold improvements throughout the Term of this Lease within five (5) days after being billed therefore either directly or by Landlord.

3.4 Landlord's Right to Make Alterations

     With respect to those portions of the Building which Landlord has the right to repair, pursuant to Section 4.2 hereof, or otherwise if not timely performed by Tenant, Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore or otherwise affecting Tenant's

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obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, and stairways thereof, as it may deem necessary if occasioned by Tenant's failure to do so, all of such to be at the cost and expense of Tenant, subject to the provisions of Section 8.8 below. Nothing contained in this Section 3.3 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority nor require Landlord to make any repairs.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, however the necessity may occur, including, but not limited to, the right, which is retained by Landlord to enter the Premises to perform work for other portions of the Building or to the Premises. Subject to Section 8.16, in case Landlord is ever delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefore, nor except as expressly otherwise provided herein shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

ARTICLE IV

LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1  Services Furnished by Landlord

     Landlord is not to furnish any services to the Premises, all of the same, as provided above, are to be provided by Tenant at Tenant's sole cost and expense.

4.2  Structural Repair

     Throughout the Term of this Lease, Landlord, shall be responsible, at its sole cost and expense, for making such repairs and replacements to the structural portions of the Building meaning the roof deck, foundation and structural steel only unless such repairs or replacements shall be necessitated by any acts or omissions of Tenant, its agents, employees, invitees, contractors or visitors, in which event such repairs

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and replacements shall be at the sole cost and expense of
Tenant, subject to the provisions of Section 8.8 below.

4.3  Utilities.

     Tenant shall pay for all gas, electricity, water and other utilities to or for the Premises or the operations thereon or therefrom, Prior to the commencement of each lease year during the term hereof, Tenant shall pay any and all utility company deposits that may be required. Tenant shall arrange, at its own cost and expense, and pay for, janitorial service and trash removal from the Premises and shall not permit any accumulation of trash at the Premises, Building. Tenant may not use electrical power in excess of the capacity of the electrical system in the Building without Landlord's consent which may be conditioned on Tenant paying the cost of increasing the capacity of the existing electrical panels and transformers serving the Premises, or the Building electrical risers, if necessary to meet such additional demand.

4.4  Tenant's Signage

     To provide and install, at Tenant's expense, any and all tenant signage, which signage shall be subject to all relevant governmental requirements, required approvals, consents, licenses and prohibitions and to Landlord's prior written approval which will not be unreasonably withheld or delayed.

4.5  Quiet Enjoyment

     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to any instrument to which this Lease is subject and subordinate.

ARTICLE V

TENANT'S COVENANTS

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1  Payments

     To pay when due all Annual Base Rent and additional rent and all charges for utility services rendered to the Premises;

5.2  Maintenance, Repair and Yield Up

     Except as otherwise provided in Article VI and Section 4.2, throughout the Term of this Lease, Tenant shall be responsible, at its sole cost and expense, for making such repairs and replacements to the non-structural portions of the Building (unless the necessity for structural repairs and replacements is caused by the acts or omissions of Tenant, its agents, employees, invitees, contractors or visitors in which event Tenant shall be responsible, subject to Section 8.8 hereafter for such structural repairs and replacements), and to any improvements on the Lot as may be necessary to keep them in the same condition and repair as on the date hereof, reasonable wear and tear and damage by eminent domain excepted (but in working condition), and shall make all non-structural repairs and replacements (unless the necessity for structural repairs and replacements is caused by the acts or omissions of Tenant, its agents, employees, invitees, contractors or visitors in which event Tenant shall be responsible for such structural repairs and replacements), and shall make all non-structural, exterior and interior repairs, renewals and replacements of every nature necessary to that end, including, without limitation, thereof (other than the roof deck), HVAC system(s), the exterior walls of the Building, interior and exterior repainting and refurbishing, replacement of glass damaged or broken and floor or wall coverings worn or damaged and shall keep all plumbing, lighting, heating, air conditioning, electrical, sprinklers and other utility and mechanical systems properly in the same condition and repair as on the date hereof, reasonable wear and tear and damage by eminent domain excepted (but in working condition); and shall commence promptly and proceed diligently with any repairs, maintenance or restoration required. All repairs, maintenance and restoration work performed by Tenant, pursuant to this Section 5.2, shall be of a quality at least consistent with that of the Building new.

     At the expiration or termination of this Lease; peaceably to yield up the Premises and all alterations and additions thereto in the same condition and repair as on the date hereof, reasonable wear and tear and damage by eminent domain excepted (but in working condition), first removing all goods and effects of Tenant and with respect to alterations and additions Landlord has required Tenant to remove at the time of their approval, or, if so required by Landlord as to items whose approval was not required by Landlord, to the extent specified by Landlord at the time that Landlord approves Tenant's plans for the same, in accordance with Article III to the Lease, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.

     Tenant will remove any personal property from the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in or on the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale.

5.3  Use

     To use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Building or Lot, nor to cause, permit or suffer in or on the Premises any auction sale, or inflammable fluids or chemicals (except in accordance with all applicable municipal, state or federal statutes, rules, regulations and requirements of any applicable insurance company or fire underwriters), or nuisance, or the emission from the Premises of any objectionable noise or odor, nor, except as herein set forth, to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses.

5.4  Safety Appliances

     To keep the Premises and all portions thereof equipped with all safety appliances required by law or ordinance or any other regulation of any public authority, and to procure all licenses and permits required and, if requested by Landlord, to do any work so required, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.5  Assignment; Sublease

     Not without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed, to assign, mortgage, pledge or otherwise transfer this Lease or to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant; any assignment or sublease made without such consent shall be void (any assignment, sale or transfer of any ownership interest in Tenant, beneficially or of record, which results in the transfer of control of Tenant to any entity other than inTEST Corporation, or an entity controlled by controlling or under common control with inTEST Corporation shall constitute an assignment); as additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); and no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. A transfer of any ownership interest in Tenant or issuance of any additional ownership interests in Tenant which results in the transfer of control of Tenant to any entity other than inTEST Corporation, or an entity controlled by controlling or under common control with inTEST Corporation shall constitute an assignment of this Lease. In the event of any unreasonable withholding of consent, Landlord's sole liability will be an order to grant its consent and Landlord shall not be liable in any event for any consequential or other damages.

     In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Base Rent and additional rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall, after subtracting from such excess the reasonable expenses incurred by Tenant in such assignment or subletting, promptly pay one hundred (100%) percent of said excess to Landlord as and when received by Tenant.

     Notwithstanding the foregoing, it is hereby expressly understood and agreed however, that Landlord's consent shall not be required in connection with (1) the sale of all or substantially all of the assets of Tenant, if Tenant is a corporation, or (2) the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation or other entity controlled by, controlling or under common control with Tenant or to any corporation into which Tenant is merged or with which Tenant is consolidated, provided that such corporation or other entity shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), and is upon the express condition that, with respect to a sale, merger or consolidation, Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Section 5.6 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

     The listing of any name other than that of Tenant, whether on the doors in the Building or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord.

     If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, then due and hereafter becoming due, but no assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the liability and obligation of further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Section 5.6 or the continuing liability of the Tenant named in Article 1 as the party-Tenant under this Lease. No assignment or subletting or use of the Premises by an affiliate of Tenant, or otherwise, shall affect the Permitted Uses for which the Premises may be used as stated in Article 1.

5.6  Indemnity; Insurance

     To defend with counsel first approved by Landlord, (which approval shall not be unreasonably withheld) save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation the defense thereof, including reasonable counsel fees),(i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Tenant, or of Tenant's employees, agents or contractors on or about the Premises, or (b) from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or of Landlord's employees, agents, or contractors, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

     To maintain in responsible companies qualified to do business, and in good standing in Massachusetts, (a) public liability insurance covering the Premises insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Article 1 and from time to time during the Term shall be for such higher limits, if any as are customarily carried in the Sharon/Norwood area with respect to similar properties; (b) Workmen's Compensation Insurance with statutory limits covering all of

Tenant's employees working in the Premises; (c) all risk casualty insurance, with endorsement for difference in conditions coverage, debris removal and demolition, in an amount at least equal to the replacement cost new of the Building and other improvements on the Premises; and (d) insurance protecting Landlord against abatement or loss of rent in an amount equal to at least all the Annual Base Rent and Additional Rent payable for one (1) year under Article II, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof bearing the endorsement that the policies will not be cancelled until after thirty (30) days' written notice to Landlord. If Tenant fails, neglects or omits to give Landlord certificates of renewal as set forth above, Landlord may, but shall not be obligated to, obtain renewals of all such insurance, at Tenant's cost and expense, and Tenant shall pay to Landlord, upon demand, the cost expended by Landlord plus interest thereon at the highest rate permitted by law, until the full sum plus such interest is repaid to Landlord in full.

5.7  Personal Property at Tenant's Risk

     That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant, and all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law, unless, subject to Section 8.8 hereof, such damage or loss is due to the negligence or willful misconduct of Landlord or those for whom Landlord is legally responsible, in which case Landlord shall bear loss or damage only to "ordinary office/light manufacturing property" (as hereinafter defined) subject to
Section 8.8 hereof. For the purpose of this Section 5.7, "ordinary office/light manufacturing property" shall mean furniture, equipment and other tangible personal property of the kind and quantity which may customarily be expected to be found within comparable office/light manufacturing buildings in the Sharon/Norwood area, and excluding any unusually valuable or exotic property, works of art, and the like.

5.8  Right of Entry

     To permit Landlord and its agents: to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary and to show the Premises to prospective Tenants during the twelve months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Except in the event of an emergency, Landlord shall give reasonable notice of any such entry upon the Premises and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises arising from any entry into the Premises by Landlord.

     Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand or any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purposes of taking possession of, or removing, Tenant's property or for any other lawful purposes (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representation of the fire, police, building, sanitation or other department of the city, state or federal governments.

5.9  Floor Load; Prevention of Vibration and Noise

     Not to place a load upon the Premises exceeding an average rate of 125 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in or on the Premises so as properly to distribute the weight thereof; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure and/or other Building tenant's premises shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

5.10 Personal Property Taxes

     To pay promptly when due all taxes which may be imposed upon Tenant's personal property (including without limitation, fixtures and equipment) in or on the Premises to whomever assessed.

5.11 Payment of Litigation Expenses

     As additional rent, to pay all reasonable costs, counsel and other fees incurred by either party in connection with the successful enforcement by such party of any obligations of the other party under this Lease. No party shall be obligated to make any payment to the other party of any attorney's fees incurred by the party claiming same unless judgment is entered (final, beyond appeal) in favor of the party seeking reimbursement in the lawsuit relating to such fees.

5.12 Compliance with Insurance Regulations

     Not to do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the terms of the Massachusetts standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Premises and the fixtures and property therein or thereon; Tenant shall, at its own expense, comply with all rules, regulations, and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Premises in a manner which increases the rate of fire insurance upon the Building or Lot or on any property or equipment located therein or thereon.

ARTICLE VI

CASUALTY AND TAKING

6.1  Termination or Restoration; Rent Adjustment

     In case during the Term all or any material part of the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority ("Taking"), Landlord shall use best efforts, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord, or proceeds made available to Landlord through a subsequent refinancing of the Building which is closed within ninety (90) days of the casualty or Taking, provided however, that in no event shall Landlord have any obligation to refinance the Building in order to make such proceeds available) to restore the Premises, or in case of Taking what may remain thereof (excluding in case of both casualty and Taking any items installed or paid for by Tenant which Tenant is required to remove pursuant to Section 5.2), restore the Premises to its condition prior to such fire, casualty or Taking (subject to any applicable building codes or applicable statutes and regulations) and, in the case of a Taking, a just proportion of the Annual Base Rent and additional rent shall be abated from the date of such Taking until the Premises or such remainder shall have been restored by Landlord in case of Taking which permanently reduces the area of the Premises, a just proportion of the Annual Base Rent and additional rent shall be abated for the remainder of the Term.

     If any portion of the Premises shall be damaged or destroyed by fire or other casualty or by a Taking to the extent that the operation of Tenant's business in the Premises in the normal course is materially adversely affected, and if Landlord shall fail to substantially restore the Premises to its condition prior to such fire, casualty or Taking (subject to any applicable building codes or applicable statutes and regulations) within one hundred eighty (180) days after the date thereof for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

(1)  Said notice shall be given after said one hundred eighty
     (180) day period.

(2) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(3) If said restoration is substantially complete on or before the date thirty (30) days which thirty (30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors), after Landlord receives such notice, said notice shall have no further force and effect.

(4) If said restoration is not substantially complete on or before the date thirty (30) days (which thirty (30) day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

     It is agreed that the Tenant shall not be entitled to any abatement of rent, nor shall its obligations hereunder be terminated during the term hereof, notwithstanding any destruction or damage to the Premises, by any cause whatsoever. However, if the amounts required to be paid for such rent are received by Landlord from any Tenant's insurance proceeds, no additional amounts for such items need be paid separately by Tenant.

     The foregoing provisions of this section are subject to the rights of any mortgagee holding a mortgage on the Buildings or any portions thereof.

6.2  Eminent Domain

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, or the loss thereof, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, including conveyance in lieu of eminent domain. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, acknowledges and agrees that Tenant has no, and shall have no, right or interest in and to any such awards or any portion thereof or the right to any other permitted award that would reduce the award to which the Landlord would otherwise be entitled and further covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Tenant hereby irrevocably designates and appoints Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.

6.3  Temporary Taking

     In the event of taking of the Premises or any part thereof for temporary use ("Temporary Taking"), (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 5.2 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. Notwithstanding anything to the contrary herein contained, in the event that the Premises or any part thereof, are taken for a period of ninety (90) consecutive days or more, and such taking materially adversely interferes with Tenant's use of the Premises, such taking shall be deemed to be a Taking, and not a Temporary Taking, for the purposes of Section 6.1.

6.4  Termination Upon Condemnation

     (i) If all of the Premises are taken by a condemnation; or
(ii) if any part of the Premises is taken by a condemnation and the remainder thereof is insufficient in Tenant's reasonable opinion, for the reasonable operation of Tenant's business, then, in any such event, upon written notice given by Tenant within thirty (30) days of the condemnation this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the Annual Base Rent and additional rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall be forthwith repaid by Landlord to Tenant.

ARTICLE VII

DEFAULT

7.1  Events of Default

     If (a) Tenant shall neglect or fail to perform or observe any of Tenant's covenants or agreements herein, including (x) the obligation to pay, when due, Annual Base Rent or additional rent, and such failure continues, in the case of Annual Fixed Rent or additional rent, for more than ten (10) days, or (y) in any other case, for more than thirty (30) days after receipt of written notice from Landlord, and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty
(30) days, provided however, that no such notice need be given and no such default shall be curable if on two (2) prior occasions within the same calendar year there had been a default which had been cured after notice thereof had been given by Landlord to Tenant as herein provided; or if Tenant (b) is not paying its debts as such debts become due, becomes insolvent, seeks relief under any chapter of the U.S. Bankruptcy Code (or any insolvency or similar law of any jurisdiction), or (c) proposes any dissolution, liquidation, composition, financial reorganization or re-capitalization with creditors; or (d) makes an assignment or trust mortgage for the benefit of creditors or
(e) if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant, or (f) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 5.6 hereof then, in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default exists and without further notice, terminate this Lease by entry by Landlord or upon the giving of notice to Tenant, and this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

7.2  Damages

     Upon the termination of this Lease under the provisions of this Section 7, then Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either: (x) the amount, discounted to present value, by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under clause (y), below),

(i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Expiration Date as stated in Section 1.1 exceeds (ii) the fair market rental value of the premises for such period; or: (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefore specified herein following such termination and until the Expiration Date as specified in
Section 1.1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by; first deducting from the gross rents, as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, concessions, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that
(i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this clause to a credit in respect of any rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

     In calculating the rent and other charges under clause (x), above, there shall be included, in addition to the Annual Base Rent, any additional rent and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     Landlord agrees to use reasonable efforts to re-let the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. The listing of the Premises with a broker or brokers shall be deemed to constitute "reasonable efforts".

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this

Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

ARTICLE VIII

MISCELLANEOUS

8.1  Notice of Lease; Consent of Approval; Notices; Bind and
     Inure

     The titles of the Articles are for convenience only and are not to be considered in construing this Lease. Tenant agrees not to record this Lease, but upon request of either party both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly given when mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the person designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of ownership.

8.2  Landlord's Failure to Enforce

     The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or with respect to such failure of Landlord to enforce any of the Rules and Regulations and Landlord's Covenants referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation. The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.3  Acceptance of Partial Payments of Rent; Delivery of Keys

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

     No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Premises.

8.4  Cumulative Remedies

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.5  Partial Invalidity

     If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.6  Self-Help

     (a) If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, upon prior written notice to Tenant, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 2 1/2 percentage points over the then prevailing prime rate in New York as set by Chase Manhattan Bank in New York plus Landlord's fee of fifteen (15%) percent of said sums), but not in excess of any amounts permitted by law, and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     (b) Except as otherwise provided in this Lease in the event Landlord fails to perform its obligations hereunder and such failure continues for at least thirty (30) days after receipt by Landlord of written notice from Tenant, Tenant may (but shall

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

not be obligated to) perform such obligations and charge
Landlord for all reasonable costs and expenses incurred in connection therewith.

8.7  Parties Estoppel Certificates

     Each party agrees from time to time, upon not less than ten
(10) days' prior written request by the other party, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect and that, in the case of Tenant, has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent, and additional rent and, as to both parties, to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Base Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 8.7 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises. Time is of the essence in respect of any such requested certificate, both parties hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like.

8.8  Waiver of Subrogation

     In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

     In any case in which Landlord or Landlord's agents shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord and Landlord's agents as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril, covered by fire insurance with the broadest form of property insurance generally available on property in buildings of this type, whether or not actually procured by Tenant.

     The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of

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

recovery. Having obtained such clauses and/or endorsements each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

8.9  All Agreements Contained

     This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter. Tenant acknowledges that neither Landlord nor any of its purported representatives or agents has made (and Landlord hereby specifically disclaims any and all) representations and warranties of any kind or character as to the condition of the Premises, either express or implied, including without limitation, warranties of fitness for any purposes or any particular use or commercial habitability.

8.10 Brokerage

     Landlord and Tenant each warrant that they have had no dealings with any broker or agent other than Meredith & Grew Incorporated and Corporate Facilities Group LLC in connection with the Lease and covenant to defend, hold harmless and indemnify each other from and against any and all cost, expense or liability, including the defense thereof including reasonable legal fees and expenses, if any such warranty proves false. Landlord hereby agrees to pay the brokerage fees due to Meredith & Grew Incorporated pursuant to a separate written agreement.

8.11 Submission Not an Option

     The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease.

8.12 Applicable Law

     This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

8.13 Waiver of Jury Trial

     Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damages.

8.14 Holdover

     If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the

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

expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding over cannot be determined as of the date of this Lease, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon the fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of two hundred percent (200%) of either the Annual Base Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the Premises or the fair market rental value of the Premises for such period, whichever is greater. Notwithstanding the foregoing, Landlord shall have the right to elect to recover any other damages which Landlord is permitted to recover under this Lease in lieu of said liquidated damages by giving Tenant written notice of such election. From and after the date on which Landlord gives Tenant such notice, said liquidated damages shall cease to accrue and Tenant shall be liable to Landlord for any damages recoverable under this Lease which accrue thereafter.

8.15 Requirements of Law - Fines and Penalties

     Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

8.16 Inability to Perform - Exculpatory Clause

     This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacement, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Tenant shall neither assert nor seek to enforce any claim or breach of this Lease against any of Landlord's assets other than Landlord's equity interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord or Landlord's agents under this Lease or otherwise, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals, agents or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in the Building, as aforesaid.

     In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, managers, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential damages.

8.17 Parties Bound - Seisin of Title

     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 5.6 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Section 8.17 shall not be construed as modifying the default provisions contained in
Article VII hereof.

     If, in connection with or as a consequence of the sale, transfer or other disposition of Landlord's interest in the Premises, any party who is Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the

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

part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

8.18 Security Deposit.

     The Security Deposit shall be paid by Tenant within five
(5) business days after execution of this Lease and shall be held by Landlord as security for the performance by Tenant of its covenants and agreements under this Lease. In the event that cash is, at any time, held as the Security Deposit hereunder, the holder thereof shall hold such cash in an interest bearing segregated account for the benefit of the Tenant subject only to the terms and conditions of this Lease. Upon the occurrence of any default hereunder and the expiration of any grace period for the cure thereof without such cure, Landlord may use such portion of the Security Deposit as is necessary to cure such default. In the event of any such draw down of the Security deposit, Tenant shall replace the amount drawn down within ten
(10) days of receipt of notice thereof, by delivery of a sight draft Letter of credit in substantially the form of the Letter of Credit initially delivered hereunder or cash in the amount drawn. At any time Landlord is holding cash as the Security Deposit hereunder, Tenant shall have the right, in accordance with the terms hereof, to replace such cash with a sight draft Letter of Credit from a bank acceptable to Landlord and which provides that draw downs may be made solely upon submission of a statement from a representative of Landlord stating that Tenant is in default under its Lease beyond any grace period and Landlord is entitled to the amount claimed. Any Letter of Credit shall have a term of not less than one (1) year and a replacement Letter of Credit from a bank acceptable to Landlord shall be delivered to Landlord at least thirty (30) days prior to any expiration of any Letter of Credit or Landlord may draw down the full proceeds of the Letter of Credit and hold the cash as collateral security for Tenant's obligations under this Lease. Upon replacement of cash with a Letter of Credit meeting the Letter of Credit requirements set forth above, the Landlord shall return the cash to Tenant. If Landlord shall transfer its interest in the Premises, Landlord shall assign the Security Deposit to the transferee. Any balance of the Security Deposit remaining at the end of the Term after deduction of amounts owed by Tenant hereunder shall be returned to Tenant within thirty
(30) days after the expiration of this Lease.


ARTICLE IX

RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

9.1  Lease Subordinate

     This Lease shall be subject and subordinate to any ground or underlying lease or leases or any mortgage or mortgages now or hereafter on the Lot or Building, or both, or any portions

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

thereof, which are separately and together hereinafter in this
Article IX referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any mortgage(s), and to all renewals, modifications, consolidation, replacements and extensions thereof and all substitutions therefor. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of the holder of any such mortgage or lessor under any ground or underlying lease; and the failure, delay or refusal of such holder or lessor to give such consent or approval shal1, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval.

     Landlord shall obtain from its present mortgagee of the Premises a subordination, non-disturbance and attornment agreement in such mortgagee's standard form, providing that, among other things, for this subordination of this Lease to the lien of such mortgage, providing for the Tenant to attorn to such mortgage or its nominee, designee or successor in the event of any foreclosure of its mortgage.

     The foregoing subordination as it pertains to mortgages hereafter made (which term includes any agreement modifying any mortgage now in existence or hereafter made) is conditioned upon the agreement of the mortgagee, to be delivered by it to Tenant, wherein the mortgagee agrees in substance that so long as Tenant is not in default beyond any applicable grace period under this Lease or under the agreement with such mortgagee (i) the Tenant will not be disturbed in Tenant's possession of the premises under the terms of the Lease by any holder of the mortgage; (ii) Tenant will not be joined in any action or proceeding to foreclose the mortgage by any holder thereof. The giving of such agreement by the mortgagee may be conditioned by it on the reciprocal agreement by the Tenant to attorn to the holder of the mortgage should it become vested with the Landlord's interest in the Premises.

     Such agreement may also contain provisions, at the option of the holder of the mortgage to the effect that:

In the event that mortgagee succeeds to the interest of Landlord under the Lease, or title to the Premises, then mortgagee and any Successor shall assume and be bound by the obligations of Landlord under the Lease which accrue from and after such party's succession to Landlord's interest in the Leased Premises, but mortgagee such Successor shall not be: (i) liable for any act or omission of any prior landlord (including Landlord), except to the extent that any such act or omission constitutes a default under the Lease which continues after mortgagee or any Successor succeeds to the interest of Landlord under the Lease; (ii) liable for the retention, application or return of any security deposit to the extent not paid over to mortgagee; (iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); (iv) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); (v) bound by any amendment or modification of the Lease made without mortgagee's or such Successor's prior written consent; or (vi) obligated to cure any defaults of any prior landlord under the Lease which occurred prior to the date on which mortgagee or such Successor succeeded to Landlord's interest under the Lease. Tenant will agree that any person or entity which at any time hereafter becomes the landlord under the Lease, including without limitation, mortgagee or any Successor, shall be liable only for the performance of the obligations of the landlord under the Lease which arise or exist during the period of its or their ownership of the Premises and shall not be liable for any obligations of the landlord under the Lease which arise prior to or subsequent to such ownership. Tenant shall further agree that any such liability shall be limited to the interest of mortgagee or such Successor in the Property, and Tenant shall not be able to enforce any such liability against any other assets of mortgagee or such Successor. Tenant will agree to give notice to mortgagee of any default by Landlord under the Lease, specifying the nature of such default, and thereupon mortgagee shall have a reasonable right for a reasonable time (but not the obligation) to cure such default, and (if Tenant is entitled to terminate the Lease or abate any rent payable thereunder by reason of such default) Tenant shall not terminate the Lease or abate the rent payable thereunder by reason of such default unless and until it has afforded mortgagee such time after mortgagee's receipt of such notice to cure such default, including time to pursue foreclosure and obtaining of possession. It is specifically agreed that Tenant shall not require mortgagee to cure any default which is not susceptible of cure by mortgagee.

     Tenant will covenant and agree that: (i) Tenant shall not pay any rent or additional rent under the Lease more than one month in advance; (ii) Tenant shall have no right to appear in any foreclosure action under the mortgage; (iii) Tenant shall not amend, modify, cancel or terminate the Lease without mortgagee's prior written consent, and any attempted amendment, modification, cancellation or termination of the Lease without such consent shall be of no force or effect as to mortgagee;
(iv) Tenant shall not voluntarily subordinate the Lease to any lien or encumbrance (other than the mortgage) without mortgagee's prior written consent.

9.2  Rights of Holder of Mortgage to Notice of Defaults by
     Landlord and to Cure Same.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law,
to be   relieved of Tenant's obligations hereunder or to
terminate this    Lease, shall result in a release or
termination of such   obligations or a termination of this Lease
unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 9.2 shall be deemed to impose any obligation on any
such mortgagees to correct or cure any condition.   "Reasonable
time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so provided mortgagee acts diligently and a reasonable time to correct or cure the condition if such condition is determined to exist. In the event of the enforcement by any landlord under any such ground or underlying leases or mortgagee under such mortgage(s) of any remedies provided under such leases or mortgages or by law, the Tenant will, upon request of any person succeeding to the interest of the Landlord thereunder as a result of such enforcement, automatically become the Tenant of said successor in interest without change in the terms or other provisions of this Lease, provided, however, that said successor in interest shall not be bound by: (i) any payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this lease, or (ii) any amendment or modification of this lease without the consent of said landlord under any such leases or mortgagee under any such mortgages or such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment.

ARTICLE X

ENVIRONMENTAL COMPLIANCE

10.1 Environmental Conditions

     The parties acknowledge that certain hazardous substances have been detected in groundwater beneath the premises which may require the Landlord to undertake response actions pursuant to Environmental Laws. Landlord agrees to undertake all such response actions required in accordance with Environmental Laws. To the extent practicable, consistent with Landlord's responsibilities pursuant to Environmental Laws, no such response actions shall interfere with Tenant's use of the Premises or the exercise of any Tenant's rights hereunder. Within 14 days of receipt of any test results or other data that document environmental conditions at the Premises, Landlord shall forward copies of all such results or data to Tenant. Landlord shall further provide Tenant with a copy of all documents and/or correspondence which Landlord submits to or receives from the Massachusetts Department of Environmental Protection (or other environmental agency) with respect to environmental conditions at the Premises within 14 days of submittal or receipt.

10.2 Tenant's Covenants Regarding Environmental Compliance

     (a) Except under conditions permitted by applicable law, Tenant will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Premises or transport to or from the Premises any Hazardous Substance (as defined below) or allow any other person or entity to do so.

     (b) Tenant shall not, in Tenant's use or occupancy of the Premises, cause or allow to occur any violation of Environmental
Law (as defined below).

     (c) Tenant shall notify Landlord of any release of oil or Hazardous Substances at the same time and in the same manner as it notifies the appropriate government entity of the release but in no event later than ten business days after Tenant learns of the release.

     (d) Tenant shall give written notice to Landlord within five business days of:

          (i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous
Substance on the Premises or the migration thereof from or to other property;

          (ii) all claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Substance; and

         (iii) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to the restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental
Law.

     (e) Provided that such participation does not interfere with Tenant's use and enjoyment of the Premises, Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Premises in connection with any Environmental Law.

     (f) Tenant shall protect, indemnify and hold harmless Landlord, its directors, officers, employees, members, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including reasonable attorney fees and costs) directly or indirectly arising out of or attributable to Tenant's use, generation, manufacture, production, storage, release, threatened release, discharge or disposal (or arising out of or attributable to use, generation, manufacture, production, storage, release, threatened release, discharge or disposal by Tenant's invitees, contractors and those having similar relationship to Tenant) of a Hazardous Substance on, under or about the Premises including without limitation (i) all foreseeable consequential damages and (ii) the costs of any required or necessary repair, cleanup or detoxification of the Premises and the preparation and implementation of any closure, remedial or other required plans. The foregoing environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises, or of any interest in this Lease, and shall be governed by the laws of the United States of America and of the Commonwealth of Massachusetts.

     (g) In the event that any investigation, site monitoring, containment, clean up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the release of a Hazardous Substance in or into the air, soil, ground water, surface water or soil, vapor at, on, about, under or within the Premises (or any portion hereof) by the Tenant, Tenant shall within thirty (30) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work. All such Remedial Work shall be performed by contractors approved in advance by Landlord, which approval shall not be unreasonably withheld, and under the supervision of a consulting engineer approved by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, Landlord's reasonable attorney fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, together with interest at the highest rate permitted by law, shall become immediately due and payable as additional rent to the Landlord from the Tenant.

     (h) Prior to the termination of the lease, but after Tenant has moved out of the Premises, Tenant shall, at Tenant's cost, engage an engineer to perform a site assessment on the Premises. Landlord shall approve Tenant's engineer and the scope of the site assessment, which approval shall not be unreasonably withheld. Such site assessment shall not reveal the presence of any Hazardous Substance which arose out of, or was attributable to Tenant's use of the Premises during the term of the Lease. If any such Hazardous Substance shall be so present, all required remedial action shall be performed immediately by licensed personnel approved by Landlord at Tenant's sole cost and expense.

10.3 Definitions:

     (a) "Environmental Law" means any present and future federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Sections 9601 et seq., Mass. Gen. Laws C. 21E, the "Massachusetts Contingency Plan", 310 CMR 40.000, and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901 et seq.

     (b) The term "Hazardous Substance" includes without limitation;

          (i) Those substances included within the definitions of "hazardous substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

          (ii) Those substances listed in the United States
Department of Transportation Table (49 CFR 172.101 and

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

amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);
         (iii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and
          (iv) Any material, waste or substance which is (a) asbestos, (b) polychlorinated biphenyls, (c) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
Section 1317), (d) explosives, or (e) radioactive materials.
10.4 Landlord's Environmental Indemnity:

     Notwithstanding any other provision of this Lease to the contrary, Landlord shall indemnify, defend and hold harmless the Tenant from and against all liabilities, claims, losses, costs, damages, penalties, fines, and expenses (including, without limitation, necessary testing, site evaluation, expenses and reasonable fees of attorneys and consultants but no consequential damages in any event) relating to the Premises, which may be made, assessed against, or otherwise incurred by Tenant and which arise out of Environmental Laws, or otherwise in connection with Hazardous Materials ("Claims") and which arise out of (i) the present condition of the Premises, whether or not intentional and whether or not discovered before the execution of this Lease or (ii) subsequent conditions of the Premises caused by Landlord or by a person or entity, other than Tenant, whose action or omission that created such conditions occurred in connection with its role as contractor to Landlord, invitee of Landlord or other party having a similar relationship to Landlord. Landlord's obligations under this Section shall survive the termination or expiration of this Lease.

     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:                          TENANT:
SPHOS, INC.                        TEMPTRONIC CORPORATION


BY:/s/ Carl Bildner                By:/s/ William M. Stone
   ---------------------------        -----------------------
    Its: President                    Its: President
                                      Hereunto Duly Authorized


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